UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	59-1944687
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

21st Floor, Everbright Bank Building Zhuzilin, Futian District Shenzhen, Guangdong People’s Republic of China	518040
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: __________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.01
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

 Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the prospectus included as part of the Registrant’s registration statement on Form S-1 (File No. 333-147592) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation of the Registrant, as filed with the Secretary of State of Florida on January 25, 2006 (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Company on January 26, 2006).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the registration statement on Form SB-2 filed by the Company on March 1, 2006).
4.1	Form of Registration Rights Agreement, dated October 25, 2007 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by the Company on October 25, 2007).
4.2

Common Stock Purchase Warrant issued to Roth Capital Partners, LLC, dated October 29, 2007 (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by the Company on October 30, 2007).

4.3

Common Stock Purchase Warrant issued to Brean Murray, Carret & Co., LLC, dated October 29, 2007 (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed by the Company on October 30, 2007).

4.4

Registration Rights Agreement, dated January 31, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by the Company on February 1, 2007).

4.5

Amendment No. 1 to Registration Rights Agreement, dated March 9, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by the Company on March 20, 2007).

4.6	China Public Security Technology, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by the Company on June 13, 2007).
4.7*	Specimen Stock Certificate
10.1	Form of Securities Purchase Agreement, dated October 25, 2007 (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on October 25, 2007).
10.2

Securities Purchase Agreement, dated January 16, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on January 17, 2007).

10.3

Amendment No. 1 to the Securities Purchase Agreement, dated January 31, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 10.2 of the current report on Form 8-K filed by the Company on February 1, 2007).

10.4

Make Good Escrow Agreement, dated January 31, 2007, among the Registrant, Mr. Jiang Huai Lin, the investors signatory thereto, Roth Capital Partners, LLC and Securities Transfer Corporation, as escrow agent (incorporated by reference to Exhibit 10.3 of the current report on Form 8-K filed by the Company on February 1, 2007).

10.5

Lockup Agreement, dated January 31, 2007, among the Registrant and the stockholders signatory thereto (incorporated by reference to Exhibit 10.4 of the current report on Form 8-K filed by the Company on February 1, 2007).

________________

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China Public Security Technology, Inc.

	By:	/s/ Jiang Huai Lin
Dated: March 27, 2008		Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation of the Registrant, as filed with the Secretary of State of Florida on January 25, 2006 (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Company on January 26, 2006).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the registration statement on Form SB-2 filed by the Company on March 1, 2006).
4.1	Form of Registration Rights Agreement, dated October 25, 2007 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by the Company on October 25, 2007).
4.2

Common Stock Purchase Warrant issued to Roth Capital Partners, LLC, dated October 29, 2007 (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by the Company on October 30, 2007).

4.3

Common Stock Purchase Warrant issued to Brean Murray, Carret & Co., LLC, dated October 29, 2007 (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed by the Company on October 30, 2007).

4.4

Registration Rights Agreement, dated January 31, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by the Company on February 1, 2007).

4.5

Amendment No. 1 to Registration Rights Agreement, dated March 9, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by the Company on March 20, 2007).

4.6	China Public Security Technology, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by the Company on June 13, 2007).
4.7*	Specimen Stock Certificate
10.1	Form of Securities Purchase Agreement, dated October 25, 2007 (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on October 25, 2007).
10.2

Securities Purchase Agreement, dated January 16, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on January 17, 2007).

10.3

Amendment No. 1 to the Securities Purchase Agreement, dated January 31, 2007, among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 10.2 of the current report on Form 8-K filed by the Company on February 1, 2007).

10.4

Make Good Escrow Agreement, dated January 31, 2007, among the Registrant, Mr. Jiang Huai Lin, the investors signatory thereto, Roth Capital Partners, LLC and Securities Transfer Corporation, as escrow agent (incorporated by reference to Exhibit 10.3 of the current report on Form 8-K filed by the Company on February 1, 2007).

10.5

Lockup Agreement, dated January 31, 2007, among the Registrant and the stockholders signatory thereto (incorporated by reference to Exhibit 10.4 of the current report on Form 8-K filed by the Company on February 1, 2007).